Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: October 30, 2002

CALTON, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-8846	#22-2433361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2013 Indian River Boulevard
Vero Beach, FL 32960

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (772) 794-1414

Item 5: Other Events and Regulation FD Disclosure

Calton, Inc. (the “Company” or “Calton”) announced that its Board of Directors increased the number of directors from six to seven, and elected John G. Yates to serve as a new member of the Board of Directors at its meeting on October 30, 2002. He has been appointed as a Class II director, to hold office until the Annual Meeting of Shareholders is held in 2003.

Mr. Yates was recently appointed as President and Chief Operating Officer of Calton, Inc. on September 1, 2002. He has served as President and CEO of its subsidiary, PrivilegeONE Networks, LLC, since May of 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calton, Inc. (Registrant)

By:	/s/ Thomas C. Corley

Thomas C. Corley Senior VP, CFO and Treasurer

Date: October 30, 2002

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